UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 8, 2012

Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

New York	1-35724	14-1160510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47 Main Street, Warwick, New York	10990
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	845-986-8080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 8, 2012, Warwick Valley Telephone Company (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with TriState Capital Bank (“TriState”). Pursuant to the terms of the Credit Agreement, the Company may borrow up to $2,500,000 from TriState until the Credit Agreement expires on April 30, 2013 (the “Maturity Date”). The proceeds from the Credit Agreement may be used by the Company for working capital, capital expenditures, payment of existing acquisition obligations and general corporate purposes. The Company’s obligations under the Credit Agreement are guaranteed by all of the Company’s wholly-owned subsidiaries except for Warwick Valley Telephone Restructuring Company LLC (“New Telco”). New Telco entered into a negative pledge agreement with TriState whereby New Telco agreed not to pledge any of its assets as collateral or permit a lien to be placed on any of its assets.

Interest will accrue on outstanding indebtedness under the Credit Agreement at a LIBOR rate plus 4.0%. In addition to paying interest on the outstanding principal under the Credit Agreement, the Company is required to pay a commitment fee of 0.50% per annum on the monthly average daily unused portion of the $2,500,000 commitment. Interest and applicable fees that accrue under the Credit Agreement are to be paid monthly with all remaining outstanding principal, interest and applicable fees becoming due on the Maturity Date.

All borrowings under the Credit Agreement are subject to the satisfaction of customary representations, warranties, conditions and covenants, including a covenant that the Company will seek the consent of TriState prior to agreeing to an amendment to the Orange County-Poughkeepsie Limited Partnership Agreement or other agreements the Company has with the Orange County-Poughkeepsie Limited Partnership. There are no restrictions under the Credit Agreement on the Company’s ability to declare or pay dividends provided no event of default or potential event default has occurred under the Credit Agreement. The Company is required to maintain a consolidated leverage ratio (as such term is defined under the Credit Agreement) of less than or equal to 2.50 to 1.00 at the end of each fiscal quarter. The Credit Agreement also contains customary events of default. If an event of default occurs, then TriState would be entitled to take various actions, including terminating its loan commitment and accelerating any amounts due by the Company under the Credit Agreement.

A copy of Credit Agreement and underlying promissory note are attached hereto as Exhibits 10.1 and 10.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement, is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated as of November 8, 2012, by and between the Company and TriState.

10.2	Revolving Credit Note in the amount of $2,500,000 dated November 8, 2012 from the Company to TriState.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warwick Valley Telephone Company

Dated: November 15, 2012	By:	/s/ Duane W. Albro
Duane W. Albro
Chief Executive Officer